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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 12, 1998, accompanying the consolidated financial statements of Renters Choice, Inc. and Subsidiaries contained in the Registration Statement on Form S-4 and Prospectus. We consent to the use of the aforementioned report in this Registration Statement on Form S-4 and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

Dallas, Texas

December 11, 1998